Exhibit 99.1

FOR IMMEDIATE RELEASE	FOR FURTHER INFORMATION CONTACT:
Robin N. Lowe
Chief Financial Officer
T: +1-345-815-9919
E: Robin.Lowe@AltisourceAMC.com

Front Yard Residential Corporation Reports First Quarter 2018 Results

CHRISTIANSTED, U.S. Virgin Islands, May 8, 2018 (GLOBE NEWSWIRE) - Front Yard Residential Corporation (“Front Yard” or the “Company”) (NYSE: RESI) today announced financial and operating results for the first quarter of 2018.

First Quarter 2018 Highlights and Recent Developments

•	Rental revenues increased by 14% to $39.8 million compared to $34.9 million for the fourth quarter of 2017.

•	Stabilized Rental Net Operating Income Margin was 65.2%.[1]

•	Stabilized Rental Core Funds from Operations was $0.16 per diluted share.[1]

•	94.3% of stabilized rentals were leased at March 31, 2018.

•	Full-company Core Funds from Operations was $0.05 per diluted share.[1]

•	320 remaining legacy REOs, down 35% from 490 at December 31, 2017.

•	65% of funding had fixed or capped rates and 78% had maturities of over 3.5 years.

“We are pleased to report strong results this quarter,” said Chief Executive Officer, George Ellison. “As we continue to focus on growth opportunities, final disposition of legacy assets and maintaining our excellent operating metrics, we expect to see continued improvement in our numbers.”

First Quarter 2018 Financial Results

GAAP net loss for the first quarter of 2018 totaled $27.4 million, or $0.51 per diluted share, compared to a net loss of $49.4 million, or $0.92 per diluted share, for the first quarter of 2017.

Webcast and Conference Call

The Company expects to host a webcast and conference call on Tuesday, May 8, 2018, at 8:30 a.m. Eastern Time to discuss its financial results for the first quarter of 2018. The conference call will be webcast live over the internet from the Company’s website at www.frontyardresidential.com and can be accessed by clicking on the “Investors” link.

About Front Yard Residential Corporation

Front Yard is an industry leader in providing quality, affordable rental homes to America’s families. Our homes offer exceptional value in a variety of suburban communities which have easy accessibility to metropolitan areas. Front Yard's tenants enjoy the space and comfort that is unique to single-family housing, at reasonable prices. Our mission is to provide our tenants with houses they are proud to call home. Additional information is available at www.frontyardresidential.com.

________________

[1]
Stabilized Rental Net Operating Income Margin, Stabilized Rental Core Funds from Operations, and full-company Core Funds from Operations are non-GAAP measures. Refer to the Reconciliation of Non-GAAP Financial Measures section for further information and reconciliation to U.S. GAAP net loss.

Forward-looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding management’s beliefs, estimates, projections, anticipations and assumptions with respect to, among other things, the Company’s financial results, future operations, business plans and investment strategies as well as industry and market conditions. These statements may be identified by words such as “anticipate,” “intend,” “expect,” “may,” “could,” “should,” “would,” “plan,” “estimate,” “seek,” “believe” and other expressions or words of similar meaning. We caution that forward-looking statements are qualified by the existence of certain risks and uncertainties that could cause actual results and events to differ materially from what is contemplated by the forward-looking statements. Factors that could cause the Company's actual results to differ materially from these forward-looking statements may include, without limitation, our ability to implement our business strategy; our ability to make distributions to stockholders; our ability to complete potential transactions in accordance with anticipated terms and on a timely basis or at all; the Company's ability to integrate newly acquired rental assets into the portfolio; difficulties in identifying single-family properties to acquire; the impact of changes to the supply of, value of and the returns on single-family rental properties; the Company’s ability to acquire single-family rental properties generating attractive returns; the Company’s ability to sell residential mortgage assets or non-rental real estate owned on favorable terms or at all; the Company’s ability to predict costs; the Company’s ability to effectively compete with competitors; changes in interest rates; changes in the market value of single-family properties; the Company’s ability to obtain and access financing arrangements on favorable terms or at all; the Company’s ability to deploy the net proceeds from financings or asset sales to acquire target assets in a timely manner or at all; the Company’s ability to retain the exclusive engagement of Altisource Asset Management Corporation; the failure of Altisource Portfolio Solutions S.A. and its affiliates to effectively perform their obligations under various agreements with the Company; the failure of Main Street Renewal, LLC to effectively perform under its property management agreement with the Company; the Company's failure to qualify or maintain qualification as a REIT; the Company’s failure to maintain its exemption from registration under the Investment Company Act of 1940, as amended; the impact of adverse real estate, mortgage or housing markets; the impact of adverse legislative or regulatory tax changes and other risks and uncertainties detailed in the “Risk Factors” and other sections described from time to time in the Company's current and future filings with the Securities and Exchange Commission. In addition, financial risks such as liquidity, interest rate and credit risks could influence future results. The foregoing list of factors should not be construed as exhaustive.

The statements made in this press release are current as of the date of this press release only. The Company undertakes no obligation to publicly update or revise any forward-looking statements or any other information contained herein, whether as a result of new information, future events or otherwise.

Front Yard Residential Corporation
Condensed Consolidated Statements of Operations
(In thousands, except share and per share amounts)
(Unaudited)

	Three months ended March 31,
	2018	2017
Revenues:
Rental revenues	$39,765	$25,618
Change in unrealized gain on mortgage loans	—	(51,865)
Net realized gain on mortgage loans	—	35,550
Net realized gain on sales of real estate	—	19,956
Interest income	—	79
Total revenues	39,765	29,338
Expenses:
Residential property operating expenses	16,792	18,259
Real estate depreciation and amortization	19,190	15,174
Acquisition fees and costs	33	167
Selling costs and impairment	7,575	14,220
Mortgage loan servicing costs	355	6,245
Interest expense	16,063	15,572
Share-based compensation	(414)	1,914
General and administrative	2,673	2,322
Management fees to AAMC	3,790	4,815
Total expenses	66,057	78,688
Operating loss	(26,292)	(49,350)
Net loss on real estate and mortgage loans	(1,634)	—
Other income	576	—
Loss before income taxes	(27,350)	(49,350)
Income tax expense	—	7
Net loss	$(27,350)	$(49,357)

Loss per share of common stock - basic:
Loss per basic share	$(0.51)	$(0.92)
Weighted average common stock outstanding - basic	53,454,063	53,646,291
Loss per share of common stock - diluted:
Loss per diluted share	$(0.51)	$(0.92)
Weighted average common stock outstanding - diluted	53,454,063	53,646,291

Dividends declared per common share	$0.15	$0.15

Front Yard Residential Corporation
Condensed Consolidated Balance Sheets
(In thousands, except share and per share amounts)

	March 31, 2018	December 31, 2017
	(unaudited)
Assets:
Real estate held for use:
Land	$321,656	$322,062
Rental residential properties	1,394,118	1,381,110
Real estate owned	50,782	64,036
Total real estate held for use	1,766,556	1,767,208
Less: accumulated depreciation	(90,251)	(73,655)
Total real estate held for use, net	1,676,305	1,693,553
Real estate assets held for sale	45,344	75,718
Mortgage loans at fair value	10,274	11,477
Cash and cash equivalents	115,068	113,666
Restricted cash	40,983	47,822
Accounts receivable, net	21,894	19,555
Prepaid expenses and other assets	11,249	12,758
Total assets	$1,921,117	$1,974,549

Liabilities:
Repurchase and loan agreements	$1,253,720	$1,270,157
Accounts payable and accrued liabilities	54,496	55,639
Related party payables	4,027	4,151
Total liabilities	1,312,243	1,329,947

Commitments and contingencies	—	—

Equity:
Common stock, $0.01 par value, 200,000,000 authorized shares; 53,492,137 shares issued and outstanding as of March 31, 2018 and 53,447,950 shares issued and outstanding as of December 31, 2017	535	534
Additional paid-in capital	1,181,019	1,181,327
Accumulated deficit	(572,680)	(537,259)
Total equity	608,874	644,602
Total liabilities and equity	$1,921,117	$1,974,549

Front Yard Residential Corporation
Regulation G Requirement: Reconciliation of Non-GAAP Financial Measures
(In thousands, except share and per share amounts)
(Unaudited)

In evaluating Front Yard’s financial performance, management reviews Core Funds from Operations (“Core FFO”), Stabilized Rental Net Operating Income Margin (“Stabilized Rental NOI Margin”) and Stabilized Rental Core Funds from Operations (“Stabilized Rental Core FFO”), which exclude certain items from Front Yard’s U.S. GAAP (generally accepted accounting principles) results. Core FFO, Stabilized Rental NOI Margin and Stabilized Rental Core FFO are non-GAAP performance measures that Front Yard believes are useful to assist investors in gaining an understanding of the trends and operating metrics for Front Yard’s core business. These non-GAAP measures should be viewed in addition to, and not in lieu of, Front Yard’s reported results under U.S. GAAP.

The following provides related definitions of, and a reconciliation of Front Yard’s U.S. GAAP results to, FFO, Core FFO, Stabilized Rental Core FFO and Stabilized Rental NOI Margin for the periods presented:

Stabilized Rental: We define a property as stabilized once it has been renovated and then initially leased or available for rent for a period greater than 90 days. All other homes are considered non-stabilized. Homes are considered stabilized even after subsequent resident turnover. However, homes may be removed from the stabilized home portfolio and placed in the non-stabilized home portfolio due to renovation during the home lifecycle or because they are identified for sale.

FFO, Core FFO, Stabilized Rental FFO and Stabilized Rental Core FFO: Funds from Operations (“FFO”) is a supplemental performance measure of an equity real estate investment trust (“REIT”) used by industry analysts and investors in order to facilitate meaningful comparisons between periods and among peer companies. FFO is defined by the National Association of Real Estate Investment Trusts (“NAREIT”) as GAAP net income or loss excluding gains or losses from sales of property, impairment charges on real estate and depreciation and amortization on real estate assets adjusted for unconsolidated partnerships and jointly owned investments.

We believe that FFO of our total operations and of our stabilized rental portfolio (“Stabilized Rental FFO”) is a meaningful supplemental measure of our overall operating performance and the operating performance of our stabilized rental portfolio, respectively, because historical cost accounting for real estate assets in accordance with GAAP assumes that the value of real estate assets diminishes predictably over time, as reflected through depreciation. Because real estate values have historically risen or fallen with market conditions, management considers FFO and Stabilized Rental FFO an appropriate supplemental performance measure because it excludes historical cost depreciation, impairment charges and gains or losses related to sales of previously depreciated homes from GAAP net income. By excluding depreciation, impairment and gains or losses on sales of real estate, FFO and Stabilized Rental FFO provide measures of our returns on our investments in real estate assets. However, because both FFO and Stabilized Rental FFO exclude depreciation and amortization and capture neither the changes in the value of the homes that result from use or market conditions nor the level of capital expenditures to maintain the operating performance of the homes, all of which have real economic effect and could materially affect our results from operations, the utility of FFO and Stabilized Rental FFO as measures of our performance is limited.

Our Core FFO and Stabilized Rental Core FFO begin with FFO and Stabilized Rental FFO, respectively, and are adjusted for share-based compensation; acquisition fees and costs; non-cash interest expense related to deferred debt issuance costs, amortization of loan discounts and mark-to-market adjustments on interest rate derivatives and other non-comparable items, as applicable. We believe that Core FFO and Stabilized Rental Core FFO, when used in conjunction with the results of operations under GAAP, are meaningful supplemental measures of our operating performance for the same reasons as FFO and Stabilized Rental FFO and are further helpful as they provide a consistent measurement of our performance across reporting periods by removing the impact of certain items that are not comparable from period to period.

Although management believes that FFO, Core FFO, Stabilized Rental FFO and Stabilized Rental Core FFO increase our comparability with other companies, these measures may not be comparable to the FFO or Core FFO of other companies because 1) other companies may adopt a definition of FFO other than the NAREIT definition, may apply a different method of determining Core FFO or may utilize metrics other than or in addition to Core FFO and 2) in the case of Stabilized Rental FFO and Stabilized Rental Core FFO, we base these measures only on our stabilized rental portfolio.

The following table provides a reconciliation of net loss as determined in accordance with U.S. GAAP to full-company Core FFO:

Three months ended March 31, 2018
GAAP net loss	$(27,350)

Adjustments to determine FFO:
Real estate depreciation and amortization	19,190
Selling costs and impairment	7,575
Net loss on real estate and mortgage loans	1,634
FFO	1,049

Adjustments to determine Core FFO:
Acquisition fees and costs	33
Non-cash interest expense	1,526
Share-based compensation	(414)
Other adjustments	307
Core FFO	$2,501

Weighted average common stock outstanding - basic and diluted	53,454,063
FFO per share - basic and diluted	$0.02
Core FFO per share - basic and diluted	$0.05

The following table provides a reconciliation of net loss as determined in accordance with U.S. GAAP to Stabilized Rental Core FFO:

Three months ended March 31, 2018
GAAP net loss	$(27,350)

Adjustments to determine Stabilized Rental FFO:
Net loss on real estate and mortgage loans	1,634
Residential property operating expenses on non-stabilized rentals and REOs	2,972
Real estate depreciation and amortization	19,190
Selling costs and impairment	7,575
Mortgage loan servicing costs	355
Other expenses allocable to mortgage loans, non-stabilized rentals and REOs	2,130
Stabilized Rental FFO	6,506

Adjustments to determine Stabilized Rental Core FFO:
Conversion fees	63
Non-cash interest expense	1,346
Share-based compensation	(307)
Other adjustments	722
Stabilized Rental Core FFO	$8,330

Weighted average common stock outstanding - basic and diluted	53,454,063

Stabilized Rental Core FFO per share - basic and diluted	$0.16

Stabilized Rental Net Operating Income (“Stabilized Rental NOI”) and Stabilized Rental NOI Margin: Stabilized Rental NOI is a non-GAAP supplemental measure that we define as rental revenues less residential property operating expenses of the stabilized rental properties in our rental portfolio. We define Stabilized Rental NOI Margin as Stabilized Rental NOI divided by rental revenues.

We consider Stabilized Rental NOI and Stabilized Rental NOI Margin to be meaningful supplemental measures of operating performance because they reflect the operating performance of our stabilized properties without allocation of corporate level overhead or general and administrative costs, acquisition fees and other similar costs and provide insight to the ongoing operations of our business. These measures should be used only as supplements to and not substitutes for net income or loss or net cash flows from operating activities as determined in accordance with GAAP. These net operating income measures should not be used as indicators of funds available to fund cash needs, including distributions and dividends. Although we may use these non-GAAP measures to compare our performance to other REITs, not all REITs may calculate these non-GAAP measures in the same way, and there is no assurance that our calculation is comparable with that of other REITs. While management believes that our calculations are reasonable, there is no standard calculation methodology for Stabilized Rental NOI Margin, and different methodologies could produce materially different results.

The following table provides a reconciliation of net loss as determined in accordance with U.S. GAAP to Stabilized Rental NOI and Stabilized Rental NOI Margin:

Three months ended March 31, 2018
GAAP net loss	$(27,350)

Adjustments:
Net loss on real estate and mortgage loans	1,634
Residential property operating expenses on non-stabilized rentals and REOs	2,972
Real estate depreciation and amortization	19,190
Acquisition fees and costs	33
Selling costs and impairment	7,575
Mortgage loan servicing costs	355
Interest expense	16,063
Share-based compensation	(414)
General and administrative	2,673
Management fees to AAMC	3,790
Other income	(576)
Stabilized Rental NOI	$25,945

Rental revenues	$39,765
Stabilized Rental NOI Margin	65.2%